Exhibit 99.2

Forward Looking Statements Disclaimer (Shown on Video)

This video includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual events or results could differ materially due to a number of risks and uncertainties, including those mentioned in the most recent Form 10-K filed by Faraday Future Intelligent Electric with the SEC. These forward-looking statements speak only as of the date of this call, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based

Video Transcript

Hello and thank you for joining me today, I’m Matthias Aydt, Global CEO at FF.

I want to give you a brief update and I also want to say thank you for your continued support of Faraday Future.

We are proud to have delivered our FF 91 2.0 to the marketplace in 2023, and recently we resumed vehicle delivery with a new user taking delivery of his FF 91 2.0 Futurist Alliance on June 12. We anticipate additional deliveries will occur during the remainder of this year.

Recently, the Company continued to pursue strategic financing and our efforts to attract strategic investors in the Middle East. The week before last, I had a short trip to Ras Al Khaimah in the United Arabic Emirates to meet our friend Sheikh Abdullah bin Mohammed al Qassimi. He arranged for us to meet people from RAKEZ, the local economic zone. I shared our plans and intentions in the UAE and specifically in Ras Al Khaimah. RAKEZ shared the actual and future developments in the Emirate.

Last Thursday, Sheikh Abdullah joined us in our Headquarter and we aligned the next steps to progress with our discussions with parties in Ras Al Khaimah. He also expressed his support for FF. We hope this leads to strategic cooperation and I will travel to the UAE this week again.

Our preference is always to build shareholder confidence through our business performance itself. For example, we are evaluating to offer into the mass-market potentially with a brand aside of our FF 91 through the US-China Automotive bridge strategy. We are expecting to provide additional details and consider to adjust the corporate strategy by returning to the earlier two-brand setup to distinguish market segments. We have had preliminary discussions with several global OEMs and suppliers about how FF can help build a bridge between US and Chinese automotive industries through industrial coordination and collaboration. The platform could leverage FF’s expertise and capabilities in product technology, regulation processes, along with our state-of-the-art manufacturing plant in Hanford, California.

Furthermore, FF’s user ecosystem could also be included as part of this global initiative. The goal is to provide U.S. users with the same high value that Chinese smart EV users enjoy, benefitting all involved in this strategic collaboration between China and the U.S., and achieving mutual success for the automotive industries in both countries.

YT, the founder of the company, also hopes to support FF through personal business ideas he will share by himself shortly.

As I mentioned in the previous video, we are taking all necessary steps to regain compliance with Nasdaq listing requirements, including with respect to the minimum bid requirement and becoming and remaining current with our SEC filings.

We are also considering hosting a community day after we become current with our filings.

We will keep working to optimize operations to support sustainability. This includes ongoing evaluations of our current cost reductions and spending efficiency, including daily operations and FF 91 materials cost.

Product is king. We must continuously enhance the product and technology of the FF 91 2.0, to maintain FF’s leading position.

And lastly, I am leading the team to upgrade the FF ieFactory to lay the foundation for increased production capacity and keep improving our product quality.

Concurrently, we must promote our global supply chain integration focusing on supplier quality and capacity, as well as quality performance and cost reduction.

I will look to continue keeping you timely informed on developments in these areas.

Thank you again for your time, your patience and your support for FF and our vision. Thank you.